UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2008

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 23, 2008, YRC Worldwide Inc. (the “Company”) announced its results of operations and financial condition for the three and nine months ended September 30, 2008. A copy of the news release announcing the results of operations and financial condition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 23, 2008, YRC Worldwide Inc. (the “Company”) borrowed $250 million under its Credit Agreement dated as of August 17, 2007, among the Company, certain of its foreign subsidiaries and the lenders and agents party thereto, as amended by Amendment No.1 to the Credit Agreement dated April 18, 2008 (the “Credit Agreement”). The weighted average interest rate on the amount borrowed is approximately 4.76%, which is subject to change pursuant to the terms of the Credit Agreement based on the Company’s credit rating. The Company currently plans to use the funds to opportunistically retire other debt, for working capital uses or to repay amounts drawn under the Credit Agreement.

The Credit Agreement is described under Item 1.01 in the Company’s Current Report on Form 8-K filed on August 22, 2007, which description is incorporated by reference herein. Such description is qualified by reference to the full text of the Credit Agreement, which was filed as Exhibit 10.1 to such previously filed Form 8-K. Amendment No.1 to the Credit Agreement is described under Item 1.01 in the Company’s Current Report on Form 8-K filed on April 21, 2008, which description is incorporated by reference herein. Such description is qualified by reference to the full text of the amendment, which was filed as Exhibit 10.1 to such previously filed Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release dated October 23, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: October 24, 2008	By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release dated October 23, 2008

4